UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2026

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40621	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Venture, Suite 220 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 808-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	MOBX	Nasdaq Capital Market
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MOBXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Business Update

Mobix Labs, Inc. (the “Company”) is providing the following business update regarding certain previously disclosed and anticipated corporate matters.

Vision Aerial Letter of Intent and Ongoing Negotiations

As previously announced, the Company has entered into a non-binding letter of intent with Vision Aerial, Inc. (“Vision Aerial”) regarding a potential acquisition of Vision Aerial by the Company. The Company is currently engaged in active negotiations with Vision Aerial regarding definitive transaction documents.

The parties have not entered into a definitive acquisition agreement, and the proposed transaction remains subject to, among other things, completion of due diligence, negotiation and execution of definitive agreements, approval by the parties’ respective governing bodies, satisfaction of closing conditions to be set forth in any definitive agreements, and, if applicable, the availability of financing and receipt of any required stockholder, regulatory, exchange or third-party approvals.

Vision Aerial has publicly announced that it has experienced increasing revenue and backlog. The Company is continuing to conduct due diligence with respect to Vision Aerial, including with respect to its business, financial condition, operations, customer relationships, backlog, prospects and liabilities. There can be no assurance that the Company and Vision Aerial will enter into definitive agreements, that any proposed transaction will be consummated, or that any proposed transaction, if consummated, will be consummated on the terms currently contemplated or at all.

Kips Transaction; Anticipated Corrective Amendment and Resale Registration Statement

As previously disclosed by the Company, on its Form 10-Q filed May 19, 2026 with the Securities and Exchange Commission, the Company entered into certain transaction documents with Kips Bay Select LP (“Kips”) relating to a financing transaction (the “Kips Transaction”). The Company expects to enter into an amendment to the previously disclosed transaction documents for the purpose of correcting certain scrivener’s errors.

The Company does not expect the amendment to modify the material economic terms of the Kips Transaction, the number of securities issuable in the Kips Transaction, the consideration payable, or the principal rights and obligations of the parties.

The Company also expects to file a registration statement on Form S-1 to register the resale of shares of the Company’s common stock, including approximately 3,300,000 shares for Kips and an aggregate of approximately 1,239,613 shares for five other selling stockholders. The filing, timing and effectiveness of the registration statement will be subject to the requirements of the Securities Act of 1933, as amended, and review by the Securities and Exchange Commission. There can be no assurance as to when or whether the registration statement will be filed or declared effective.

Expected Stockholder Meeting and Proxy Proposals

The Company expects to hold a meeting of stockholders in July 2026. At the meeting, the Company expects to request that stockholders approve, among other matters:

1.	the issuance of shares of the Company’s common stock to Kips in connection with the Company’s previously disclosed May 19, 2026 transaction;
2.	an amendment to the Company’s certificate of incorporation to remove certain restrictions on the issuance of shares of the Company’s Class B common stock;
3.	an increase in the number of shares available for issuance under the Company’s equity incentive award plan; and
4.	the issuance of a specified number of shares of the Company’s common stock, or securities convertible into or exercisable for common stock, for purposes of future fundraising transactions and acquisitions.

The Company has not yet filed preliminary or definitive proxy materials for the expected stockholder meeting. The specific terms of the proposals, including the number of shares subject to the proposals and the full text of any proposed charter amendment or equity incentive plan amendment, will be set forth in the Company’s proxy materials when filed with the Securities and Exchange Commission.

The Company’s board of directors has not provided any assurance that the expected stockholder meeting will occur on the anticipated timeline or that the proposals described above will be approved by stockholders. If the Company does not obtain the required stockholder approvals, the Company’s ability to complete certain financing transactions, issue securities in connection with acquisitions, including the potential Vision Aerial transaction, or implement certain corporate-governance and compensation-related matters may be limited.

Expected Financing Activities

The Company expects to seek to raise additional capital in the near future to support potential mergers and acquisitions activity, including the potential Vision Aerial transaction, and for working capital and general corporate purposes. The Company has not entered into definitive agreements for any such financing transactions, and the structures, terms, timing, size, pricing, investors, securities to be issued and conditions of any such transactions are currently unknown and subject to market conditions and further negotiation.

Any such financing transactions may involve the issuance of equity, equity-linked securities, debt securities, convertible securities, warrants or other instruments, and may result in dilution to existing stockholders. There can be no assurance that the Company will be able to raise capital on acceptable terms, in a timely manner, or at all.

Litigation Settlements and Debt Reduction

The Company has recently settled two lawsuits and satisfied approximately $3.74 million of debt liabilities. The Company believes these settlements and debt satisfaction transactions reduce outstanding liabilities and related uncertainty. Except as previously disclosed by the Company, there have been no material developments in the Company’s related litigation matters.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the Company’s potential acquisition of Vision Aerial; negotiations regarding definitive transaction documents; completion of due diligence; the potential execution of definitive agreements; potential financing transactions; anticipated use of proceeds; the anticipated filing of a resale registration statement; the anticipated timing and effectiveness of any registration statement; the anticipated stockholder meeting; anticipated proxy proposals; potential issuances of securities; potential amendments to the Company’s certificate of incorporation and equity incentive plan; the potential impact of stockholder approvals or failure to obtain stockholder approvals; the expected impact of litigation settlements and debt reduction; and the Company’s expectations, plans and objectives.

Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, risks related to the Company’s ability to negotiate and enter into definitive agreements with Vision Aerial; complete due diligence; obtain required approvals; satisfy closing conditions; obtain financing; raise additional capital on acceptable terms or at all; file and obtain effectiveness of a registration statement; obtain stockholder approval of the anticipated proxy proposals; complete future acquisitions or financing transactions; integrate any acquired business; realize expected benefits from any transaction; manage litigation, liabilities, liquidity and working capital requirements; comply with applicable Nasdaq listing requirements; and maintain adequate internal and external resources to execute its business plan.

Additional risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update any forward-looking statements, except as required by law.

Important Information

The Company plans to file with the SEC and furnish to its stockholders a definitive proxy statement and an accompanying proxy card in connection with the solicitation of proxies for the stockholder meeting discussed above (the “Special Meeting”). BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the definitive proxy statement, any amendments or supplements to the proxy statement, and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, copies of the proxy statement and other relevant documents filed by the Company with the SEC may be obtained, free of charge from Mobix Labs’ investor relations website.

Participants in the Solicitation

The Company, its directors, and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Special Meeting. Information regarding the names, affiliations, and interests of these individuals will be set forth in the definitive proxy statement for the Special Meeting. Stockholders can find more information about the Company’s directors and executive officers in the Company’s annual report on Form 10-K and its most recent proxy statement filed with the SEC on March 6, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobix Labs, Inc.

Dated: June 9, 2026	/s/ Keyvan Samini
Keyvan Samini
President and Chief Financial Officer